Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

Contact:	Shaun P. Williams
Chief Financial Officer
Omni Financial Services, Inc.
678-244-6335

OMNI FINANCIAL SERVICES RECEIVES NASDAQ LETTER
GRANTING CONTINUED LISTING

ATLANTA—June 23, 2008 --Omni Financial Services, Inc. (NASDAQ: OFSI) (the “Company”), the bank holding company for Omni National Bank, today reported that on June 18, 2008, the Company received a letter from the Nasdaq Hearings Panel notifying the Company that it has determined to grant the Company’s request for continued listing on the Nasdaq Global Market subject to certain conditions.  The conditions include the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on or before July 15, 2008, and the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 on or before August 15, 2008.  The Company must also be able to demonstrate compliance with all requirements for continued listing on the Nasdaq Global Market.  In the event the Company is unable to comply with these requirements, its securities may be delisted from the Nasdaq Global Market.

About Omni
Omni Financial Services, Inc. is a bank holding company headquartered in Atlanta, Georgia. Omni Financial Services, Inc. provides a full range of banking and related services through its wholly owned subsidiary, Omni National Bank, a national bank headquartered in Atlanta, Georgia. Omni has one full service banking location in Atlanta, one in Dalton, Georgia, four in North Carolina, one in Chicago, Illinois, one in Dallas, Texas, one in Houston, Texas and one in Tampa, Florida. In addition, Omni has loan production offices in Charlotte, North Carolina, Birmingham, Alabama, and Philadelphia, Pennsylvania. Omni provides traditional lending and deposit gathering capabilities, as well as a broad array of financial products and services, including specialized services such as community redevelopment lending, small business lending and equipment leasing, warehouse lending, and asset-based lending. Omni Financial Services, Inc.'s common stock is traded on the NASDAQ Global Market under the ticker symbol "OFSI." Additional information about Omni National Bank is available on its website at www.onb.com.

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